Taubman Centers, Inc.
200 East Long Lake Road
Bloomfield Hills, MI 48304
(248) 258-6800

CONTACT:	Barbara K. Baker
(248) 258-7367
www.taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS ISSUES STRONG THIRD QUARTER RESULTS

•	FFO per Share Up 23.9%
•	Robust Tenant Sales per Square Foot -- Up 7.7%
•	Occupancy Up 60 Basis Points
•	FFO per Share Guidance Increased

BLOOMFIELD HILLS, Mich., Oct. 25, 2006 - Taubman Centers, Inc. (NYSE: TCO) today reported strong financial results for the quarter and year-to-date periods ended September 30, 2006.
Net income (loss) allocable to common shareholders per diluted common share (EPS) for the quarter ended September 30, 2006 was $0.03, up from $(0.18) during the third quarter of 2005. EPS for the nine month period ended September 30, 2006 was $0.08, up from $(0.22) for the nine month period ended September 30, 2005.
  For the quarter ended September 30, 2006, Adjusted Funds from Operations (FFO) per diluted share was $0.59, up 18.0 percent from $0.50 per share for the quarter ended September 30, 2005. Adjusted FFO excludes equity and financing-related charges incurred in both periods. Including these charges, FFO per diluted share was $0.57 for the quarter, up 23.9 percent from $0.46 per share for the quarter ended September 30, 2005.
For the nine months ended September 30, 2006, Adjusted FFO per diluted share was $1.82, up 15.2 percent from $1.58 per share for the nine months ended September 30, 2005. FFO per diluted share was $1.72 for the nine months ended September 30, 2006, up 11.0 percent from $1.55 per share for the nine months ended September 30, 2005.
“Fundamentals are strong at our centers, and this is reflected in our results,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “Rents and recoveries are up, lease cancellation revenue has increased and last year’s strong opening of Northlake Mall (Charlotte, N.C.) is contributing to our growth. The environment continues to be very positive for high-quality regional malls.”
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Healthy Occupancy and Sales Increases
Occupancy for the portfolio was 89.5 percent at September 30, 2006, up 0.6 percent from 88.9 percent on September 30, 2005. Leased space at September 30, 2006 was 92.4 percent, up 1.2 percent from 91.2 percent on September 30, 2005. “Retailers want to be in the best locations and our centers offer excellent business opportunities for them,” said Mr. Taubman. “We are pleased with our occupancy growth and continue to expect that our year over year occupancy will be up at year end.”
Sales increases at Taubman properties continue to lead the regional mall industry and substantially exceed inflation, indicating that Taubman's dominant regional malls are increasing their market share. Mall tenant sales per square foot increased 7.7 percent for the quarter and 7.2 percent for the nine month period ended September 30. “Robust sales growth continued across our portfolio boding well for a strong holiday season,” added Mr. Taubman. “Growth was broad-based - across the country and across retail categories. In fact, every one of our centers had positive sales per square foot growth in the third quarter.”

Development Activities
The company’s numerous development activities continue to make progress including:
•	The Pier Shops at Caesars (Atlantic City, N.J.) opened in June. Initial sales have been incredible, 65 stores are now open including seven restaurants, and new stores are opening weekly;
•	Construction and lease-up are progressing in the new Nordstrom wing at Twelve Oaks Mall (Novi, Mich.), opening September 2007;
•	The new Nordstrom at Cherry Creek Shopping Center (Denver, Col.) is substantially under construction, opening October 2007;
•	The Mall at Partridge Creek (Clinton Township, Mich.), opening October 2007, is under construction and is proceeding very well on all fronts;
•	Stamford Town Center (Stamford, Conn.) announced a complete lease-up of its expansion area last week, opening November 2007; and
•
The renovated tenant space is completed at Waterside Shops at Pelican Bay (Naples, Fla.). Substantially all the tenants will be open for the 2006 holiday season. The new Nordstrom store will open in fall 2008.

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Strong Balance Sheet
The company refinanced its $140 million floating rate loan on Dolphin Mall (Miami, Fla.) when it became prepayable in August. Simultaneously, the company renegotiated its primary $350 million line of credit facility, extending it one year to February 2009 with an additional one-year extension option. This new facility, under which Dolphin Mall, Fairlane Town Center (Dearborn, Mich.) and Twelve Oaks Mall are direct borrowers, is priced at 70 basis points over LIBOR, a reduction of 10 basis points from the prior facility. “This pricing is very competitive with anyone in our sector,” said Lisa A. Payne, vice chairman and chief financial officer.
In September the company completed an $81 million four-year construction facility for The Mall at Partridge Creek. This floating-rate facility bears interest at LIBOR plus 1.15 percent.
Also in September, a $165 million permanent loan was placed on Waterside Shops at Pelican Bay in which Taubman owns a 25 percent interest. This new 10-year interest-only non-recourse loan carries an effective fixed interest rate of 5.54 percent.
“At the end of the quarter, the company’s share of floating rate debt was just over $50 million,” added Ms. Payne. “This equates to less than one percent of our total market capitalization. We do not have another major debt maturity until January 2008. We believe that our balance sheet is one of the strongest among REITs.”

FFO per Share Guidance Increased
The company is raising its guidance for 2006 Adjusted FFO per share to the range of $2.55 to $2.60 and its guidance on FFO per share to the range of $2.46 to $2.51. Net income (loss) allocable to common shareholders for the year is expected to be in the range of $0.35 to $0.46 per share.

Supplemental Investor Information Available
The company provides supplemental investor information coincident with its earnings announcements. It is available online at www.taubman.com under “Investor Relations.” This packet includes the following information:
•	Income Statements
•	Earnings Reconciliations
•	Changes in Funds from Operations and Earnings Per Share
•	Components of Other Income, Other Operating Expense and Gains on Land Sales and Interest Income
•	Balance Sheets

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•	Debt Summary
•	Other Debt and Equity Information
•	Construction and Center Openings
•	Capital Spending
•	Divestitures
•	Operational Statistics
•	Owned Centers
•	Major Tenants in Owned Portfolio
•	Anchors in Owned Portfolio

Investor Conference Call
The company will provide an online Web simulcast and rebroadcast of its 2006 third quarter earnings release conference call in which the company will review the results for the quarter, progress on its development, financing plans and update guidance. The live broadcast of the conference call will be available online at www.taubman.com under "Investor Relations," www.earnings.com and www.streetevents.com on October 26 beginning at 10:00 a.m. EDT. The online replay will follow shortly after the call and continue for 90 days. In addition, the conference call will be available as a podcast at www.reitcafe.com.
Taubman Centers, Inc. (NYSE: TCO), a real estate investment trust, currently owns and/or manages 23 urban and suburban regional and super regional shopping centers in 11 states with an industry-leading sales productivity averaging over $500 per square foot. In addition, The Mall at Partridge Creek is under construction and scheduled to open in October 2007. Taubman Centers is headquartered in Bloomfield Hills, Mich.

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 as amended. These statements reflect management's current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to changes in general economic and real estate conditions, changes in the interest rate environment and availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Three and Nine Months Ended September 30, 2006 and 2005
(in thousands of dollars, except as indicated)

	Three Months Ended September 30		Nine Months Ended September 30
	2006	2005	2006	2005

Income before minority and preferred interests (1)	17,561	9,752	59,941	39,195
Minority share of consolidated joint ventures(2)	(3,043)	40	(7,175)	24
Minority share of income of TRG(2)	(4,158)	(627)	(12,655)	(8,156)
Distributions in excess of minority share of income of TRG	(4,721)	(8,262)	(14,017)	(18,874)
TRG preferred distributions	(615)	(615)	(1,845)	(1,845)
Net income	5,024	288	24,249	10,344
Preferred dividends(3)	(3,658)	(9,318)	(20,064)	(21,618)
Net income (loss) allocable to common shareowners	1,366	(9,030)	4,185	(11,274)
Net income (loss) per common share - basic and diluted	0.03	(0.18)	0.08	(0.22)
Beneficial interest in EBITDA - consolidated businesses (4) (5)	67,487	56,274	212,116	175,112
Beneficial interest in EBITDA - unconsolidated joint ventures (4) (5)	21,449	27,254	65,206	80,200
Funds from Operations (4)	47,287	37,823	141,817	126,957
Funds from Operations allocable to TCO (4)	30,799	23,683	91,944	78,736
Funds from Operations per common share - basic (4)	0.58	0.47	1.75	1.56
Funds from Operations per common share - diluted (4)	0.57	0.46	1.72	1.55
Weighted average number of common shares outstanding-basic	52,808,698	50,765,091	52,575,448	50,313,815
Weighted average number of common shares outstanding -diluted	53,128,557	50,765,091	52,845,469	50,313,815
Common shares outstanding at end of period	52,836,421	50,792,695
Weighted average units - Operating Partnership - basic	81,078,521	81,074,321	81,077,246	81,061,282
Weighted average units - Operating Partnership - diluted	82,269,642	81,997,126	82,218,489	82,045,822
Units outstanding at end of period - Operating Partnership	81,078,527	81,074,322
Ownership percentage of the Operating Partnership at end of period	65.2%	62.6%
Number of owned shopping centers at end of period	22	22	22	22

Operating Statistics (6):
Mall tenant sales	985,224	932,229	2,901,638	2,731,528
Mall tenant sales - comparable (7)	943,484	891,280	2,768,028	2,612,493
Ending occupancy (8)	89.5%	88.9%	89.5%	88.9%
Ending occupancy - comparable(7) (8)	89.2%	89.3%	89.2%	89.3%
Average occupancy (8)	89.2%	88.9%	88.8%	88.7%
Average occupancy - comparable (7) (8)	88.9%	89.1%	88.6%	88.8%
Leased space at end of period (8)	92.4%	91.2%	92.4%	91.2%
Leased space at end of period - comparable (7) (8)	92.1%	91.4%	92.1%	91.4%
Mall tenant occupancy costs as a percentage of tenant sales-consolidated businesses (5)	15.1%	15.3%	15.5%	15.7%
Mall tenant occupancy costs as a percentage of tenant sales-unconsolidated joint ventures (5)	13.6%	14.0%	13.6%	14.3%
Rent per square foot - consolidated businesses (5) (7)	42.88	41.32	43.11	41.51
Rent per square foot - unconsolidated joint ventures (5) (7)	40.88	41.92	41.23	42.37

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(1)
Income before minority and preferred interests for the three and nine months ended September 30, 2006 includes charges of $1.0 million and $3.1 million, respectively, in connection with the write-off of financing costs related to the refinancing of the loan on Dolphin Mall and pay-off of the loans on The Shops at Willow Bend prior to their maturity dates.

(2)
Because the net equity balances of the Operating Partnership and the outside partners in certain consolidated joint ventures are less than zero, the income allocated to the minority and outside partners during the three months and nine months ended September 30, 2006 and 2005 is equal to their share of distributions. The net equity of these minority partners is less than zero due to accumulated distributions in excess of net income and not as a result of operating losses.

(3)
Preferred dividends for the nine months ended September 30, 2006 include charges of $4.0 million and $0.6 million incurred in connection with the redemption of the remaining $113 million of the Series A Preferred Stock and the redemption of the Series I Preferred Stock, respectively. Preferred dividends for the three and nine months ended September 30, 2005 include a $3.1 million charge incurred in connection with the redemption of $87 million of the Series A Preferred Stock.

(4)
Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. FFO is primarily used by the Company in measuring performance and in formulating corporate goals and compensation.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use common definitions. None of these non-GAAP measures should be considered alternatives to net income as an indicator of the Company's operating performance, and they do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

As previously reported for 2005, because of a change in the Company's business practice to offer its tenants the option to pay a fixed charge or pay their share of common area maintenance (CAM) costs and related change to contractual terms of leases, the Company began adding back in the fourth quarter of 2005 all depreciation on CAM assets to calculate EBITDA and FFO, including depreciation on CAM assets that were recovered from tenants in the period of acquisition and depreciated over the recovery period. The Company has restated previously reported amounts in order to be comparable with 2006 amounts.

(5)
The results of Cherry Creek Shopping Center are presented within the Consolidated Businesses for periods beginning January 1, 2006, as a result of the Company's adoption of EITF 04-5. Results of Cherry Creek prior to 2006 are included within the Unconsolidated Joint Ventures.

(6)	All operating statistics, other than the number of owned properties at end of period, exclude The Pier Shops at Caesars, which opened in late June 2006.

(7)	Statistics exclude Northlake Mall, Waterside Shops at Pelican Bay, and Woodland. 2005 statistics have been restated to include comparable centers to 2006.

(8)	Statistics include anchor spaces at value centers (Arizona Mills, Dolphin Mall, and Great Lakes Crossing).

Taubman Centers/7

TAUBMAN CENTERS, INC.
Table 2 - Income Statement (1)
For the Quarters Ended September 30, 2006 and 2005
(in thousands of dollars)

	2006			2005
		UNCONSOLIDATED			UNCONSOLIDATED
	CONSOLIDATED	JOINT		CONSOLIDATED	JOINT
	BUSINESSES	VENTURES	(2)	BUSINESSES	VENTURES	(2)

REVENUES:
Minimum rents	76,404	35,764		63,863	45,365
Percentage rents	2,653	1,588		1,319	1,147
Expense recoveries	49,105	20,915		39,985	24,135
Management, leasing and development services	2,586			3,390
Other	8,165	1,400		5,602	2,195
Total revenues	138,913	59,667		114,159	72,842

EXPENSES:
Maintenance, taxes and utilities	37,966	14,921		32,597	17,307
Other operating	18,086	6,359		13,410	6,565
Management, leasing and development services	1,188			2,444
General and administrative	7,122			6,764
Interest expense (3)	32,314	13,501		27,219	16,987
Depreciation and amortization (4)	32,910	11,189		31,677	13,999
Total expenses	129,586	45,970		114,111	54,858

Gains on land sales and interest income	1,152	341		436	208
	10,479	14,038		484	18,192
Equity in income of Unconsolidated Joint Ventures	7,082			9,268

Income before minority and preferred interests	17,561			9,752
Minority and preferred interests:
TRG preferred distributions	(615)			(615)
Minority share of consolidated joint ventures	(3,043)			40
Minority share of income of TRG	(4,158)			(627)
Distributions in excess of minority share of income of TRG	(4,721)			(8,262)
Net income	5,024			288
Preferred dividends (5)	(3,658)			(9,318)
Net income (loss) allocable to common shareowners	1,366			(9,030)

SUPPLEMENTAL INFORMATION (6):
EBITDA - 100%	75,703	38,728		59,380	49,178
EBITDA - outside partners' share	(8,216)	(17,279)		(3,106)	(21,924)
Beneficial interest in EBITDA	67,487	21,449		56,274	27,254
Beneficial interest expense	(29,029)	(7,679)		(25,805)	(9,448)
Non-real estate depreciation	(668)			(519)
Preferred dividends and distributions	(4,273)			(9,933)
Funds from Operations contribution	33,517	13,770		20,017	17,806

Net straightline adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	176	152		471	-

(1)The results of Cherry Creek Shopping Center are presented within the Consolidated Businesses for periods beginning January 1, 2006, as a result of the Company's adoption of EITF 04-5. Results of Cherry Creek prior to 2006 are included within the Unconsolidated Joint Ventures. In addition, in 2006 the Company modified its income statement presentation for depreciation of center replacement assets, revenues and expenses related to marketing and promotion services, and gains on land sales and interest income. As a result, certain reclassifications have been made to prior year amounts to conform to current year classifications.

(2)With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(3)Interest expense for the three months ended September 30, 2006 includes a charge of $1.0 million in connection with the write-off of financing costs related to the refinancing of the loan on Dolphin Mall, prior to maturity.

(4)Included in depreciation and amortization of the Consolidated Businesses and Unconsolidated Joint Ventures (both at 100%) are $2.7 million and $2.4 million, respectively, of depreciation of center replacement assets for the three months ended September 30, 2006, and $2.6 million and $2.4 million, respectively, for the three months ended September 30, 2005.

(5)Preferred dividends for the three months ended September 30, 2005 include charges of $3.1 million incurred in connection with the redemption of $87 million of the Series A Preferred Stock.

(6)In order to be comparable to 2006 amounts, EBITDA and FFO for the three months ended September 30, 2005 have been restated from amounts previously reported to include an add-back of depreciation of center replacement assets reimbursed in the period of acquisition.

Taubman Centers/8

TAUBMAN CENTERS, INC.
Table 3 - Income Statement (1)
For the Year to Date Periods Ended September 30, 2006 and 2005
(in thousands of dollars)

	2006			2005
		UNCONSOLIDATED			UNCONSOLIDATED
	CONSOLIDATED	JOINT		CONSOLIDATED	JOINT
	BUSINESSES	VENTURES	(2)	BUSINESSES	VENTURES	(2)

REVENUES:
Minimum rents	228,986	106,194		190,241	136,630
Percentage rents	6,252	3,302		3,736	2,809
Expense recoveries	146,150	59,414		118,767	71,246
Management, leasing and development services	8,669			8,924
Other	26,153	7,365		21,854	7,020
Total revenues	416,210	176,275		343,522	217,705

EXPENSES:
Maintenance, taxes and utilities	113,249	42,540		94,756	51,044
Other operating	51,157	17,520		42,999	21,431
Management, leasing and development services	4,233			5,764
General and administrative	21,592			20,509
Interest expense (3)	98,468	40,096		79,251	50,504
Depreciation and amortization (4)	99,614	31,613		94,746	39,891
Total expenses	388,313	131,769		338,025	162,870

Gains on land sales and interest income	9,079	863		5,988	482
	36,976	45,369		11,485	55,317
Equity in income of Unconsolidated Joint Ventures	22,965			27,710

Income before minority and preferred interests	59,941			39,195
Minority and preferred interests:
TRG preferred distributions	(1,845)			(1,845)
Minority share of consolidated joint ventures	(7,175)			24
Minority share of income of TRG	(12,655)			(8,156)
Distributions in excess of minority share of income of TRG	(14,017)			(18,874)
Net income	24,249			10,344
Preferred dividends (5)	(20,064)			(21,618)
Net income (loss) allocable to common shareowners	4,185			(11,274)

SUPPLEMENTAL INFORMATION(6):
EBITDA - 100%	235,058	117,078		185,482	145,712
EBITDA - outside partners' share	(22,942)	(51,872)		(10,370)	(65,512)
Beneficial interest in EBITDA	212,116	65,206		175,112	80,200
Beneficial interest expense	(88,893)	(22,852)		(75,187)	(28,095)
Non-real estate depreciation	(1,851)			(1,610)
Preferred dividends and distributions	(21,909)			(23,463)
Funds from Operations contribution	99,463	42,354		74,852	52,105

Net straightline adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	200	375		1,267	124

(1)The results of Cherry Creek Shopping Center are presented within the Consolidated Businesses for periods beginning January 1, 2006, as a result of the Company's adoption of EITF 04-5. Results of Cherry Creek prior to 2006 are included within the Unconsolidated Joint Ventures. In addition, in 2006 the Company modified its income statement presentation for depreciation of center replacement assets, revenues and expenses related to marketing and promotion services, and gains on land sales and interest income. As a result, certain reclassifications have been made to prior year amounts to conform to current year classifications.

(2)With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(3)Interest expense for the nine months ended September 30, 2006 includes charges of $1.0 million and $2.1 million in connection with the write-off of financing costs related to the refinancing of the loan on Dolphin Mall and pay-off of the loans on The Shops at Willow Bend, respectively, prior to their maturity dates.

(4)Included in depreciation and amortization of the Consolidated Businesses and Unconsolidated Joint Ventures (both at 100%) are $7.4 million and $4.5 million, respectively, of depreciation of center replacement assets for the nine months ended September 30, 2006, and $7.7 million and $5.4 million, respectively, for the nine months ended September 30, 2005.

(5)Preferred dividends for the nine months ended September 30, 2006 include charges of $4.0 million and $0.6 million incurred in connection with the redemption of the remaining $113 million of the Series A Preferred Stock and the redemption of the Series I Preferred Stock, respectively. Preferred dividends for the nine months ended September 30, 2005 include a $3.1 million charge incurred in connection with the redemption of $87 million of the Series A Preferred Stock.

(6)In order to be comparable to 2006 amounts, EBITDA and FFO for the nine months ended September 30, 2005 have been restated from amounts previously reported to include an add-back of depreciation of center replacement assets reimbursed in the period of acquisition.

Taubman Centers/9

TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income (Loss) Allocable to Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Periods Ended September 30, 2006 and 2005
(in thousands of dollars; amounts allocable to TCO may not recalculate due to rounding)

	Three Months Ended		Year to Date
	2006	2005	2006	2005

Net income (loss) allocable to common shareowners	1,366	(9,030)	4,185	(11,274)

Add (less) depreciation and amortization (1):
Consolidated businesses at 100%	32,910	31,677	99,614	94,746
Minority partners in consolidated joint ventures	(3,555)	(1,818)	(9,552)	(6,496)
Share of unconsolidated joint ventures	6,688	8,538	19,389	24,395
Non-real estate depreciation	(668)	(519)	(1,851)	(1,610)

Add minority interests:
Minority share of income of TRG	4,158	627	12,655	8,156
Distributions in excess of minority share of income of TRG	4,721	8,262	14,017	18,874
Distributions in excess of minority share of income of
consolidated joint ventures	1,667	86	3,360	166

Funds from Operations	47,287	37,823	141,817	126,957

TCO's average ownership percentage of TRG	65.1%	62.6%	64.8%	62.1%

Funds from Operations allocable to TCO	30,799	23,683	91,944	78,736

Funds from Operations (1) (2)	47,287	37,823	141,817	126,957

Charge upon redemption of Series A Preferred Stock		3,115	4,045	3,115
Charge upon redemption of Series I Preferred Stock			607
Write-off of financing costs	992		3,057

Adjusted Funds from Operations (2)	48,279	40,938	149,526	130,072

TCO's average ownership percentage of TRG	65.1%	62.6%	64.8%	62.1%

Adjusted Funds from Operations allocable to TCO(2)	31,445	25,634	96,945	80,687

(1)Depreciation and amortization includes depreciation of center replacement assets recoverable from tenants, which were previously classified as recoverable expenses in the Company's financial statements. TRG’s beneficial interest in these amounts are $3.6 million and $3.8 million for the three months ended September 30, 2006 and 2005, respectively, and $9.4 million and $10.2 million for the nine months ended September 30, 2006 and 2005, respectively. In order to be comparable to 2006 amounts, 2005 amounts have been restated to include depreciation of center replacement assets that were reimbursed in the period of acquisition.

(2)Adjusted FFO excludes the following unusual and/or nonrecurring items: charges of $1.0 million ($0.012 per share) during the third quarter of 2006 in connection with the write-off of financing costs related to the refinancing of the loan on Dolphin Mall prior to maturity, charges of $4.0 million ($0.050 per share) and $0.6 million ($0.005 per share) incurred during the second quarter of 2006 in connection with the redemption of the remaining $113 million of the Series A Preferred Stock and the redemption of the Series I Preferred Stock, respectively, and a $2.1 million ($0.025 per share) charge during the first quarter of 2006 in connection with the write-off of financing costs related to the pay-off of the loans on The Shops at Willow Bend prior to their maturity date. Adjusted FFO excludes a $3.1 million charge incurred during the third quarter of 2005 in connection with the redemption of $87 million of Series A Preferred Stock. The Company discloses this Adjusted FFO due to the significance and infrequent nature of the charges.  Given the significance of the charges, the Company believes it is essential to a reader's understanding of the Company's results of operations to emphasize the impact on the Company's earnings measures. The adjusted measures are not and should not be considered alternatives to net income or cash flows from operating, investing, or financing activities as defined by GAAP.

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income to Beneficial Interest in EBITDA
For the Periods Ended September 30, 2006 and 2005
(in thousands of dollars; amounts allocable to TCO may not recalculate due to rounding)

	Three Months Ended		Year to Date
	2006	2005	2006	2005

Net income	5,024	288	24,249	10,344

Add (less) depreciation and amortization(1):
Consolidated businesses at 100%	32,910	31,677	99,614	94,746
Minority partners in consolidated joint ventures	(3,555)	(1,818)	(9,552)	(6,496)
Share of unconsolidated joint ventures	6,688	8,538	19,389	24,395

Add (less) preferred interests and interest expense:
Preferred distributions	615	615	1,845	1,845
Interest expense:
Consolidated businesses at 100%	32,314	27,219	98,468	79,251
Minority partners in consolidated joint ventures	(3,285)	(1,414)	(9,575)	(4,064)
Share of unconsolidated joint ventures	7,679	9,448	22,852	28,095

Add minority interests:
Minority share of income of TRG	4,158	627	12,655	8,156
Distributions in excess of minority share of income of TRG	4,721	8,262	14,017	18,874
Distributions in excess of minority share of income of
consolidated joint ventures	1,667	86	3,360	166

Beneficial Interest in EBITDA	88,936	83,528	277,322	255,312

TCO's average ownership percentage of TRG	65.1%	62.6%	64.8%	62.1%

Beneficial Interest in EBITDA allocable to TCO	57,926	52,301	179,801	158,426

(1)Depreciation and amortization includes depreciation of center replacement assets recoverable from tenants, which were previously classified as recoverable expenses in the Company's financial statements. In order to be comparable to 2006 amounts, 2005 amounts have been restated to include depreciation of center replacement assets that were reimbursed in the period of acquisition.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 6 - Balance Sheets
As of September 30, 2006 and December 31, 2005
(in thousands of dollars)

	As of
	September 30, 2006	December 31, 2005
Consolidated Balance Sheet of Taubman Centers, Inc. (1):

Assets:
Properties	3,341,586	3,081,324
Accumulated depreciation and amortization	(792,844)	(651,665)
	2,548,742	2,429,659
Investment in Unconsolidated Joint Ventures	79,389	106,117
Cash and cash equivalents	18,698	163,577
Accounts and notes receivable, net	29,559	41,717
Accounts and notes receivable from related parties	3,603	2,400
Deferred charges and other assets	98,583	54,110
	2,778,574	2,797,580

Liabilities:
Notes payable	2,283,355	2,089,948
Accounts payable and accrued liabilities	222,509	235,410
Dividends and distributions payable	16,115	15,819
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	103,764	101,028
	2,625,743	2,442,205

Preferred Equity of TRG	29,217	29,217

Shareowners' Equity:
Series A Cumulative Redeemable Preferred Stock		45
Series B Non-Participating Convertible Preferred Stock	28	29
Series G Cumulative Redeemable Preferred Stock
Series H Cumulative Redeemable Preferred Stock
Common Stock	528	519
Additional paid-in capital	633,983	739,090
Accumulated other comprehensive income (loss)	(9,780)	(9,051)
Dividends in excess of net income	(501,145)	(404,474)
	123,614	326,158
	2,778,574	2,797,580

Combined Balance Sheet of Unconsolidated Joint Ventures (2):

Assets:
Properties	930,858	1,076,743
Accumulated depreciation and amortization	(313,185)	(363,394)
	617,673	713,349
Cash and cash equivalents	32,754	33,498
Accounts and notes receivable	15,634	23,189
Deferred charges and other assets	20,009	24,458
	686,070	794,494

Liabilities:
Notes payable	983,461	999,545
Accounts payable and other liabilities	36,566	59,322
	1,020,027	1,058,867

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(176,694)	(170,124)
Accumulated deficiency in assets - Joint Venture Partners	(154,542)	(91,179)
Accumulated other comprehensive income (loss) - TRG	(2,152)	(2,430)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(569)	(640)
	(333,957)	(264,373)
	686,070	794,494

(1)The September 30, 2006 balance sheet amounts include Cherry Creek Shopping Center, which the Company began consolidating upon the adoption of EITF 04-5 on January 1, 2006. The effect of adopting EITF 04-5 on the January 1, 2006 balance sheet was an increase in assets of approximately $128 million and liabilities of approximately $180 million, and a $52 million reduction of beginning equity, representing the cumulative effect of change in accounting principle.

(2)Amounts exclude The Pier Shops at Caesars, which TRG made a $4 million contribution to in January 2005. Amounts as of September 30, 2006 also exclude Cherry Creek Shopping Center, which the Company began consolidating upon the adoption of EITF 04-5.

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 7 - 2006 Earnings Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended		Equity and
	December 31, 2006 Before		Financing	Range for Year Ended
	Equity and Financing Costs		Costs (1)	December 31, 2006

Guidance for Funds from Operations
per common share	2.55	2.60	(0.09)	2.46	2.51

Real estate depreciation - TRG	(1.72)	(1.69)		(1.72)	(1.69)

Depreciation of TCO's additional basis in TRG	(0.13)	(0.13)		(0.13)	(0.13)

Distributions in excess of earnings allocable
to minority interest	(0.21)	(0.17)	(0.05)	(0.27)	(0.23)

Guidance for net income (loss) allocable
to common shareholders, per common share	0.49	0.61	(0.15)	0.35	0.46

(1)The Company recognized charges of $3.1 million during 2006 in connection with the write-off of financing costs related to the refinancing of the loan on Dolphin Mall and pay off of the loans on The Shops at Willow Bend, respectively. The Company also recognized charges of $4.7 million during the second quarter of 2006 in connection with the redemption of the Series A and Series I Preferred Stock.